Exhibit 99.1

SeaSpine Signs Definitive Agreement to Acquire Expandable Interbody
Platform Technologies

•	First strategic acquisition as an independent, stand-alone company

•	Commercial launch of first NLT product expected first-half 2017

CARLSBAD, Calif. / August 18, 2016 - SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced that it is has entered into a definitive agreement to acquire substantially all of the assets of NLT Spine Ltd. (NLT), an Israel-based medical device company developing innovative spinal products for minimally invasive surgery (MIS).

NLT’s platforms include vertical, lordotic and footprint expanding interbody technologies for use in lumbar fusion procedures for the treatment of degenerative spinal conditions. By allowing surgeons to place smaller interbody implants that expand within the interbody space, these patented technologies are designed to enable smaller incisions and less nerve retraction, while achieving the same advantages of larger implants but with easier insertion and potentially less tissue disruption.

Acquisition terms include an upfront cash payment, issuance of common stock upon achievement of a near-term regulatory milestone, longer-term commercially-based milestone payments, as well as future revenue-based royalties.

“This transaction strengthens our future product offerings and broadens our growing portfolio of differentiated interbody solutions, one of the fastest growing market segments within spine, while demonstrating to distributors and the surgeon community our commitment to innovation, including through strategic acquisitions,” said Keith Valentine, President and Chief Executive Officer of SeaSpine. “The deal structure allows us to acquire differentiated assets with modest upfront investment, while deferring the majority of consideration to sales-based payments and commercially-based milestones. Equally important, it reflects the belief of NLT’s investors in both the potential of their technology and our ability to commercialize it successfully.”

“We’re pleased to add our line of products and technologies to SeaSpine’s comprehensive suite of offerings in the spine intervention market,” said NLT President and Chief Executive Officer, Didier Toubia. “We see SeaSpine as the ideal group to bring to market and drive adoption of our innovative interbody spine solutions, which we believe will benefit patients and our shareholders, now and in the longer-term.”

NLT’s broad intellectual property portfolio includes technologies that provide a robust pipeline of innovative MIS interbody solutions. NLT’s patent estate includes additional disruptive technologies with potential in other spinal applications. SeaSpine plans to further refine NLT’s existing products based on feedback from leading spine surgeons prior to full commercial launch and to evaluate NLT’s full intellectual property portfolio for additional product development opportunities.

Updated 2016 Financial Outlook
The transaction does not affect SeaSpine’s previously communicated 2016 revenue guidance. The Company expects to pay in 2016 up to $1.7 million for acquisition considerations, transaction costs and transition services fees.

About NLT
NLT was founded in 2006 by Dr. Tzony Siegal, a leading spine surgeon, to provide innovative spine surgery instrumentation and implants for treating degenerative spinal conditions through small surgical incisions. The

Company’s vision is to improve patient care and reduce total treatment costs by ultimately shifting from traditional open surgical routines to MIS, employing new methods and technologies to enhance usability and outcomes.

Funded by institutional investors, including Accelmed and Peregrine Ventures, as well as a leading global strategic investor, NLT’s product portfolio includes the FDA-cleared PROW FUSION, a segmented TLIF interbody fusion device that automatically turns into the disc space upon insertion to provide a larger footprint; the FDA-cleared PROW FUSION-V interbody fusion device that provides either vertical expansion or lordotic expansion; and the PROW FUSION-L lateral interbody fusion device that features an expanding anterior/posterior footprint.

Covington Associates LLC acted as exclusive financial advisor to NLT.

About SeaSpine
SeaSpine is a global medical technology company focused on the design, development and commercialization of surgical solutions for the treatment of patients suffering from spinal disorders. SeaSpine has a comprehensive portfolio of orthobiologics and spinal hardware solutions to meet the varying combinations of products that neurosurgeons and orthopedic spine surgeons need to perform fusion procedures on the lumbar, thoracic and cervical spine. SeaSpine’s orthobiologics products consist of a broad range of advanced and traditional bone graft substitutes that are designed to improve bone fusion rates following a wide range of orthopedic surgeries, including spine, hip, and extremities procedures. SeaSpine’s spinal hardware portfolio consists of an extensive line of products to facilitate spinal fusion in minimally invasive surgery (MIS), complex spine, deformity and degenerative procedures. Expertise in both orthobiologic sciences and spinal fusion hardware product development helps SeaSpine to offer its surgeon customers a complete solution to meet their fusion requirements. SeaSpine currently markets its products in the United States and in over 30 countries worldwide.

Forward-Looking Statements
SeaSpine cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that are based on the Company's current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements relating to: the ability of NLT implants to achieve the advantages of larger implants without the insertion difficulty and corresponding disruption and trauma of larger one-piece implants; whether the transaction strengthens our future product offerings and/or broadens our portfolio; our plans to further refine NLT’s products based on feedback from leading spine surgeons prior to full commercial launch; and expected transaction-related costs and fees in 2016. Among the factors that could cause or contribute to material differences between our actual results and the expectations indicated by our forward-looking statements are risks and uncertainties that include, but are not limited to: the fact that certain NLT products have not been validated clinically and may require substantial additional development activities, which could introduce unexpected expense and delay and may require resubmitting one or more products to FDA for clearance, which clearance cannot be certain, whether on a timely basis or at all; our ability to integrate successfully NLT’s assets into our operations or incurring unexpected costs and disruptions to our business as a result of such integration; the potential that the time and expense associated with launching NLT products are greater, and expected revenue are less, than our current expectations, including as a result of surgeons’ willingness use NLT products, uncertainty resulting from healthcare reform, both in the U.S. and abroad, and increased pricing pressure from our competitors, hospitals and others; the uncertainty of outcomes in future studies of NLT products and the risk that NLT products may not demonstrate adequate safety or efficacy, independently or relative to competitive products, to support expected levels of demand or price; the risk of supply shortages, including as a result of potentially needing to qualify new third-party suppliers that currently supply NLT, as well as our dependence on a limited number of third-party suppliers for components and raw materials, or otherwise; our ability to obtain funding on a timely basis on acceptable terms, or at all, to execute our business strategy related to the NLT assets; the potential that, if transaction milestones are achieved, the associated cash payment required by us will materially and adversely affect our business or, if we elect to make such payments using our common stock, dilute our stockholders; the risk that NLT’s patent estate does not provide adequately prevent competitors from copying NLT products; the risk that we do not consummate the acquisition of NLT’s assets on a timely basis, or at all; and other risks and uncertainties more fully described in our news releases and periodic filings with the Securities and Exchange Commission. The Company's public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. SeaSpine does not intend to revise or update any forward-looking statement set forth in this news release to reflect events or circumstances arising after the date hereof, except as may be required by law.
# # #

Investor Relations Contact
Lynn Pieper
(415) 309-5999
ir@seaspine.com